Exhibit 99.2

TE Connectivity to Acquire Deutsch November 29, 2011

Forward-Looking Statements This presentation contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. In addition to our future financial condition and operating results, the forward-looking statements in this presentation include statements addressing our ability to execute an acquisition agreement to acquire Deutsch (the “Deutsch Acquisition”), our ability to fund and consummate the Deutsch Acquisition, including the entry into financing arrangements and the receipt of regulatory approvals; and our ability to realize projected financial impacts of and to integrate the Deutsch Acquisition. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the risk that the execution of an acquisition agreement to purchase Deutsch and to close the Deutsch Acquisition may not be consummated; the risk that a regulatory approval that may be required for the Deutsch Acquisition is not obtained or is obtained subject to conditions that are not anticipated; the risk that revenue opportunities, cost savings and other anticipated synergies from the Deutsch Acquisition may not be fully realized or may take longer to realize than expected; the risk that Deutsch’s operations will not be successfully integrated into ours; business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in our Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2011 as well as in our Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

Acquisition Overview Best-in-class connectivity for harsh environments Strong customer relationships 73 year proven history of high-quality products ~80% of products are custom Estimated 2011 revenues of $670 million, EBITDA of ~26% TE has entered into exclusive negotiations and made a binding offer valued at €1.55 billion to acquire Deutsch from the Wendel Group Expands our capability to offer a complete range of connectivity solutions across all major industries, applications and regions Deutsch brings a range of highly-engineered, custom connectivity solutions for harsh environment applications Adds key circular connector product line Provides higher-margin complementary products for applications in long-cycle industries with strong secular trends Commercial aerospace growth Increase in emissions standards globally Significant value expected for shareholders with revenue and tax synergies as well as operational efficiencies

Deutsch Overview

Overview

Deutsch is a leading supplier of interconnect products for harsh environments.
Segments include industrial transportation, commercial aerospace, military, rail and offshore oil and gas.
Deutsch was founded in 1938 and is owned by the Wendel Group.

Key Products

- Circular connectors (aluminum, nickel plated, screw locking, environmentally sealed, hermetically sealed, water tight, fiber optic, microwave)
- Rectangular connectors (thermoplastic, hermetically sealed, environmentally sealed, composite, latching)
- Splitter boxes (controller area network, environmentally sealed, bayonet locking)



Key Metrics

- **2011 Estimated Financials:**
  - Revenue ~$670 million
  - EBITDA ~26% of sales
- **Employees: ~3,600**
- **Manufacturing Facilities:**
  - U.S.
  - France
  - China
  - Mexico
  - India
  - U.K.

% of Sales By Application


Aerospace 22%
Industrial Transportation 58%
Military 16%
Offshore 2%
Rail 2%

% of Sales By Region


EMEA 45%
North America 48%
Asia 7%

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Fills Key Product Gaps

TE Segment	Transportation Solutions		Communications & Industrial Solutions
Industry	Aerospace & Defense	Industrial Transportation	Industrial Equipment
Application	Commercial Aerospace  Military  Offshore 	Truck  Agriculture  Construction 	Rail  MEFA  Mining, Water Nuclear 
5-year CAGR	~6%	~6%	~5%
Deutsch's Revenue	~$250M	~$400M	~$20M
Strategic Benefit of Acquisition	• Adds circular connector products • Leading positions in new commercial air platforms • An entry into offshore oil & gas connectivity	• Complementary products create a leader in commercial vehicles • A full product portfolio to address faster-growing emerging markets	• Expands existing portfolio with addition of circular connector products • Optimize TE OEM and channel partners to increase penetration of Deutsch products

Expands Our Portfolio for Harsh Environments

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Industrial Transportation Applications Engine Control Unit 1 Engine / Sensor connectors 2 1 2 3 4 Agriculture Vehicles 1 3 4 2 Construction Equipment 1 2 3 4 Heavy Trucks Chassis / in-line connectors 3 Bulkhead connectors 4

Engine Aerospace and Defense Applications 1 Airframe 2 Avionics 3 Landing gear 4 1 2 4 Commercial Aircraft Military Aircraft 1 2 3 Helicopters Weapon systems 5 1 3 5 2 3

Marine and Offshore Applications Subsea equipment 4 Down-hole 5 1 3 5 2 4 4 1 Seismic 2. Topside 3 Tree

Transaction Summary

Enterprise Value	• €1.55 billion ➢ ~$2.06 billion at current exchange rates ➢ "Effective" net purchase price of ~$1.8 billion (~$250 million of NPV related to tax attributes and synergies)
Financing	• Expect ~50% cash and ~50% new debt • Expect to pay off existing TE debt of ~$700 million at maturity in FY 2013
Tax	• Expect ~10% cash tax rate • Drives ~$250 million of value on an NPV basis
Return	• Expect ROIC of ~11% in FY 2015
Accretion	• Expect ~$0.20 accretion in FY 2013, excluding one-time costs • Expect one-time cash costs of ~$75 million
Timing	• Expected to close by fiscal Q3 2012, contingent upon completion of customary regulatory clearances

TE's binding offer is subject to customary regulatory approvals including consultation by Deutsch with the Workers' Council, which is required under French law

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Synergies

Revenue

- Expand Deutsch product sales through TE's customer base
- Expand TE's product sales through Deutsch's customer base
- Complementary technologies provide better solutions for our customers
- Expand penetration in emerging markets

Organic Sales CAGR	
Today	Target
~6%	8-10%+

Operating Efficiencies

- Leverage of combined global supply chain
  - TEOA / Lean
  - Purchasing
- Optimize go-to-market and G&A

EBITDA	
Today	Target
~26%	>30%

Expect ~$0.20 of Accretion in FY2013

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Summary The proposed acquisition of Deutsch and its products for harsh environment applications is complementary to TE’s existing portfolio and expands our capability to offer a complete range of connectivity solutions TE’s customer base, geographic presence, and sales and engineering strength is expected to drive growth for Deutsch products at 8-10%+ annually Significant value expected for shareholders with increased growth, operating efficiencies and tax synergies Synergies to drive EBITDA >30% FY2013 Accretion to adjusted EPS of ~ $0.20 per share ROIC above cost of capital in year 3

Non-GAAP Measures The forecasted earnings per share amount, as adjusted, that is set forth in this presentation is a non-GAAP (U.S. generally accepted accounting principles) measure and should not be considered a replacement for GAAP results. The company uses diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items and, if applicable, related tax effects ("Adjusted Earnings Per Share" or "Adjusted EPS"). We use Adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. The forecasted EBITDA margin amount for Deutsch that is set forth in this presentation is a non-GAAP measure and should not be considered a replacement for GAAP results. EBITDA represents net income before interest expense, interest income, income taxes, depreciation and amortization. EBITDA is not intended to represent Deutsch’s results of operations in accordance with GAAP and should not be considered a substitute for net income or any other operating measure prepared in accordance with GAAP. Because we do not predict the amount and timing of special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, we do not provide reconciliations to GAAP of our forward-looking financial measures.